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                                                        EXHIBIT 10.26

                          AMENDMENT OF PROMISSORY NOTE

        This Amendment of Promissory Note is made as of August 1, 1996, by Kelly Company Pty Ltd ("Kelly") and Gelman Sciences Pty Ltd ("Gelman").

        WHEREAS, Kelly issued a Promissory Note to the order of Gelman in the principal amount of A$1,044,209.75 on July 29, 1994 (the "Note");

        WHEREAS, Gelman continues to retain the Note and has not assigned or otherwise transferred all or any part of its interest therein as of the date hereof;

        WHEREAS the principal amount of the Note outstanding as of this date is A$844,172.18, and

        WHEREAS, Kelly desires to amend certain of the terms of the Note and Gelman is willing to accept said amendment,

        NOW, THEREFORE, the Note is amended as follows:

1. The third (3rd) and fourth (4th) and fifth (5th) paragraphs of the Note are deleted in the entirety and the following is substituted in lieu thereof:

        "Interest on the said principal shall be calculated on the reducing balance and shall be at the rate of Gelman Sciences Inc. average borrowing rate on its credit facilities plus one percent (1%) through July 15, 1996, and thereafter at the prime rate as listed in the Wall Street Journal on the first business day of each month. Commencing on August 15, 1994, and by the fifteenth (15th) day of each of the next twelve (12) months following immediately thereafter, interest only shall be paid, in arrears, monthly.

        "Commencing on September 15, 1995, and by the fifteenth (15th) day of each of the next ten (10) months following immediately thereafter, Maker shall pay a monthly installment against the original principal sum set forth above equal to the original principal sum set forth above divided by forty-eight (48) together with accrued interest calculated at the rate and basis as set out above, in arrears. Commencing on August 15, 1996, and by the fifteenth day of each month following thereafter until August 15, 1999, Maker shall pay a monthly installment of A$8,793.46 against the August 1, 1996, principal sum set forth above together with accrued interest calculated at the rate and basis as set out above, in arrears. On August 15, 1999, Maker shall pay an installment against the principal sum set forth above in the remaining amount due together with accrued interest calculated at the rate and basis as set out above, in arrears."


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2.  Except as stated above, the Note is not otherwise amended and all other terms and provisions thereof remain in full force and effect.

3. The amendment of the Note set forth above shall be fully effective on and at all times after July 16, 1996, unless and until the Note is further amended to the contrary. The effectiveness of the note is contingent upon Anthony Paul Kelly agreeing to it and Gelman Sciences Pty Ltd signing in the space provided below in acceptance of the amendment.


                                                MAKER:
                                                KELLY COMPANY PTY LTD
                                                ACN 001 729 693


                                                By:  /s/ A. P. Kelly
                                                     ------------------------
                                                     A. P. Kelly
                                                     Director

Agreed:


/s/ Anthony Paul Kelly
-------------------------
Anthony Paul Kelly

Accepted:

GELMAN SCIENCES PTY LTD

By: /s/ Anthony Paul Kelly        and      By: /s/Charles Gelman
    ----------------------                     -----------------------
    A.P. Kelly                                 Charles Gelman
    Managing Director                          A Director


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